Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-141487, 333-149996, 333-157959, 333-165813, 333-172983, 333-176318, 333-180110, 333-187311, 333-190544, 333-194604, 333-206230, 333-211208, 333-219754, 333-226704, and 333-233144) and Form S-3 (Nos. 333-169131, 333-176325, 333-176327, 333-190545, 333-195590, and 333-198816) of Glu Mobile Inc. of our report dated February 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 28, 2020